UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

PINNACLE ENTERTAINMENT, INC. 401(K) INVESTMENT PLAN

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

On April 26, 2006, the Pinnacle Entertainment, Inc. 401(k) Investment Plan (the “Plan”) engaged Piercy Bowler Taylor and Kern (“PBTK”) as the independent registered public accounting firm for the Plan for the fiscal year ended December 31, 2005.

During the two most recent fiscal years and the interim period from January 1, 2005 through April 26, 2006, neither the Plan nor anyone on its behalf has consulted with PBTK regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements (consequently, no written report to the Plan or oral advice was provided that PBTK concluded was an important factor considered by the Plan in reaching a decision as to an accounting, auditing or financial reporting issue); or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304 (a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. 401(K) INVESTMENT PLAN

Date: June 26, 2006	By:	/s/ ARTHUR I. GOLDBERG
Arthur I. Goldberg Plan Administrator Pinnacle Entertainment, Inc. Senior Vice President, Risk Management and Benefits

	By:	/s/ CHRISTOPHER K. PLANT
Christopher K. Plant Plan Administrator Pinnacle Entertainment, Inc. Vice President, Investor Relations and Treasurer